Exhibit 3.25

Informal English translation of the co-ordinated articles of association of New Holland Tractor Limited NV as deposed with the clerk of the Commercial Court of Antwerp on 13/02/2007

NEW HOLLAND TRACTOR LIMITED

Naamloze vennootschap

Wilmarsdonksteenweg 32, - 2030 Antwerpen

Company number: 0402.618.690 VAT number: 402.618.690

CO-ORDINATED ARTICLES OF ASSOCIATION

The company was originally incorporated under English law under number 766 251, on 3 July 1963.

By means of a decision of the extraordinary general meeting on 1 April 1998, published in the annexes of the Belgian State Gazette of 29 April 1998 under number 980729-81, the head office/office of actual management was transferred from England to Belgium and the articles of association were adapted in accordance with Belgian law, but the legal personality of the company remained under English law.

As a result, the aforementioned company has legal personality under English as well as Belgian law.

The articles of association have been changed for the last time by means of a decision of the extraordinary general meeting, following a deed passed before Notary Bart van Opstal at Ostend and submitted for publication in the annexes to the Belgian State Gazette.

The company is registered in the register for legal persons under number 0402.618.690 and has as VAT number 402.618.690.

TITLE I: INTRODUCTORY STIPULATIONS

1. The name of the company is “New Holland Tractor Ltd”, preceded or followed by the words “naamloze vennootschap” or by the abbreviation “NV”.

2. The registered office of the company will be situated in England. The head office/office of actual management is located in 2030 Antwerpen, Wilmarsdonksteenweg 32, as a result of the decision of the extraordinary shareholders’ meeting held on 26 March 1998, ratified by a resolution adopted by the extraordinary general meeting held on 1 April 1998.

3. The objectives for which the Company is established are:

a) To carry on all or any of the businesses of manufacturers, assemblers, and dealers of and in tractors and parts and accessories thereof, and proprietors, makers, manufacturers, assemblers, equippers, vendors, agents, dealers, letters on hire and repairers of, for and in every kind of mechanically-driven vehicle and means of transport, traction or conveyance, agricultural machinery and equipment, machines and machinery of every description, and all parts and accessories of every kind in connection with each and all of the foregoing; to acquire, construct, lay down, establish, fix and carry out all necessary works for such purposes; to open shops, works, factories, or depots for the manufacture, sale, repair or exhibition of mechanically-driven vehicles and means of transport, traction and conveyance and machinery of every description; to manufacture, sell, deal in, let on hire and repair motors, dynamos and engines of all descriptions, parts thereof, and castings of every description, and wheels, rims, tires, screens, horns, pumps, lamps, sparking plugs, batteries, accumulators, burning and lubricating oils, grease, petrol and other spirits, and all accessories, appurtenances, apparatus, articles and things used or likely to be required in connection with any of the before mentioned businesses, or by any of the customers of the company.

(aa) To provide services to and on behalf of affiliated New Holland companies whether or not related to the other objectives set forth in this clause.

b) To construct, acquire, equip, work, develop, administer, manage, carry on, control, turn to account and deal in works services and conveniences (public or otherwise) of all kinds, including railways, tramways and other means of transport and conveyance, docks, harbours, piers, wharves, canals, waterways, reservoirs, embankments, irrigations, reclamation, improvement, sewage, drainage, sanitary, water; lighting and heating, telephonic and telegraphic and power supply works, hotels, restaurants, theatres, cinemas, and other places of amusement, entertainment and education, markets, warehouses, public buildings, and all the works or conveniences of public or general utility.

c) To take over and carry on as a going concern any business or undertaking, and all or any of its assets and liabilities, which can, in the opinion of the Board of Directors, be advantageously carried on by the Company in connection with or as ancillary to any of its objects, and to subscribe for, take, purchase or otherwise acquire and hold shares, stock or other interests in or securities of any company having any objects or carrying on any business similar to any of the objects or businesses of this Company.

d) To undertake all kinds of financial operations and transactions, including guarantee and indemnity services, to promote and form or assist in promoting and forming, and to negotiate, arrange, make or give loans, advances, money and credits to or for any companies, associations and undertakings whatsoever.

e) To purchase, take or lease or in exchange, hire or otherwise acquire and hold for any estate or interest, any lands, buildings, easements, rights, privileges, concessions, patents, licence, plant, stock-in-trade and any other real and personal property of any kind necessary or convenient for the furtherance of any of the objects hereon specified.

f) To search, prospect, examine and explore mines and land supposed to contain minerals or precious stones or rare earths, and to search for and obtain information in regard to mines, and to carry on the business of miners, metallurgists, mine and quarry owners, engineers and founders, and workers, and dealers in metals and minerals of all kinds.

g) To erect, construct, lay down, enlarge, alter and maintain any buildings, works and machinery necessary or convenient for any of the objects aforesaid.

h) To borrow or raise or secure the payment of money for the purposes of the Company’s business, and with a view thereto to mortgage and charge the undertaking and all or any of the real and personal property, present or future, and all or any of the uncalled capital for the time being of the Company, and to issue at par or at premium or discount, debentures or debenture stock payable to bearer or otherwise, and either permanent or redeemable, and collaterally or further to secure any securities of the Company by a trust deed or other assurance.

i) To issue and deposit any securities which the Company has power to issue by way of mortgage to secure any sum less than the nominal amount of such securities, and also by way of security for the performance of any contracts or obligations of the Company.

j) To receive money on deposit or loan upon such terms as the Company may approve, and to guarantee the debts and contracts of customers and others.

k) To make advances to customers and others with or without security and upon such terms as the Company may approve.

l) To make, accept, endorse, discount and execute promissory notes, bills of exchange and other negotiable instruments.

m) To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

n) To pay for any property or rights required by the Company, either in cash or shares, with or without preferred or deferred rights in respect of dividend or repayment of capital or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another, and generally on such terms as the Company may determine.

o) To remunerate any person or company for services rendered or to be rendered in placing or assisting to place any of the shares or debentures or other securities of the Company, or in or about the formation or promotion of the Company or the conduct of its business and to pay the preliminary expenses of the Company.

p) To accept payment for any property or rights sold or otherwise disposed of or dealt with the Company, either in cash, by instalments or otherwise, or on shares of any company or corporation with or without deferred or preferred rights in respect of dividend or repayment capital otherwise, or by means of a mortgage or by debentures or debenture stock of any company or corporation, or partly in one mode and partly in another, and generally on such terms as the Company may determine, and to hold, deal with or dispose of any consideration so received.

q) To enter into partnership or any arrangement for sharing profits, union of interests or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of this Company, and to acquire and hold shares, stock or securities of any such company.

r) To establish or promote or concur in establishing or promoting any other company or concern whose objects shall include the acquisition and taking over of all or any of the assets and liabilities of or shall be in any manner calculated to advance directly or indirectly the objects or interests of this Company, and to acquire and hold shares, stock or securities of and to guarantee the payment of the dividends or capital of any shares or stock or the interest or principal of any securities issued by or any other obligation of any company or concern, established or promoted by this Company or in which this Company may be interested.

s) To sell, improve, manage, develop, turn to account, exchange, let on rent, royalty, share of profits or otherwise, grant licences, easements and other rights in respect of, and in any other manner deal with or dispose of the undertaking of the Company or any part thereof, or all or any of the property for the time being of the Company and for any consideration, whether in cash or in shares (fully or partly paid), debentures, debenture stock or other interests nor securities of any company or otherwise.

t) To amalgamate with any other company whose objects are or include objects similar to those of this Company, whether by sale or purchase (for full or partly paid up shares or otherwise) of the undertaking, subject to the liabilities of this or any such other company as aforesaid, with or without winding up or by purchase (for fully or partly paid up shares or otherwise) of all the shares or stock of any such other company, or in any other manner.

u) To apply for, promote and obtain any Act of Parliament, Provisional Order or Licence of the competent Authorities for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

v) To distribute among the Shareholders in specie any property of the Company.

w) To do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or in conjunction with others, and either by or through agents, sub-contractors, trustees or otherwise, and to do all such other things as are incidental or conducive to the above objects or any of them: it being hereby declared that the word “company” in this clause (except where used in reference to this Company) shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and wherever domiciled and so that the objects specified in the different paragraphs of this clause shall, except where otherwise expressed in such paragraphs, be in no wise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company. Provided always that nothing in this clause shall authorise the Company to carry on any of the following businesses:

i) the business of banking;

ii) a business consisting wholly or mainly of the lending of money or the provision of the capital or credit facilities required for entering into hire purchase agreements with the public;

iii) the business of dealing in securities;

iv) insurance business of any kind;

v) the business of shipping or the business of air transport or the business of chartering ships or aircraft for use by others.

4. The liability of the Shareholders is limited.

5. The company was established at the moment of its incorporation under English law, namely on the third of July nineteen hundred and sixty-three, for an unlimited period of time.

6. The company’s share capital is fixed at six million eighty-four thousand one hundred British pounds ((pound) 6,084,100), convertible into Belgian francs on the basis of the exchange rate applied by the Belgian national bank on the first of April nineteen hundred and ninety-eight, and is represented by six million eighty-four thousand one hundred (6,084,100) shares with voting right, with a nominal value of one British pound ((pound) 1) each, convertible into Belgian francs on the basis of the above-mentioned exchange rate.

By means of a decision of the annual meeting held on 19/05/2000, in accordance with the law of 30/10/1998 regarding the implementation of the euro, the share capital was converted in to euros, with effect as of 19/05/2000 as follows:

Share capital in Belgian franks: 388,530,629

Share capital in Euro: 9,631,500

Seeing as the direct conversion of the share capital to euro would result in an amount of 9,613,423 Euro, it was decided to slightly increase the share capital by 77 Euro. This capital increase was obtained by incorporation of reserves for an amount of 77 Euro.

TITLE II.

In general

7. In these Articles, if not inconsistent with the subject or context, the words standing in the first column of the table next hereinafter contained shall be bear the meanings set opposite to them respectively in the second column thereof.

WORDS	MEANINGS

The Act	The UK Companies Act, the Belgian law on trading companies and each modification of these laws.

These Articles	These Articles of Association as originally framed or as from time to time altered by Special Resolution.

Seal	The Common Seal of the Company.

Dividend	Dividend and/or bonus.

Paid up	Paid up and-or credited as paid up.

In writing	Written or produced by any substitute for writing or partly one and partly another.

Member	Shareholder

The expression “Secretary” shall (subject to the provisions of the Act) include an assistant or deputy Secretary, and any person appointed by the Directors to perform any of the duties of the Secretary, including a joint, assistant or deputy Secretary.

Save as aforesaid, any words or expressions defined in the Act shall, if no inconsistent with the subject or context, bear the same meaning in these Articles.

8. Subject to the provisions of the Act and without prejudice to any special rights for the time being conferred on the holders of any shares or class of shares any share in the Company (whether forming par of the original capital or not) may be issued with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividend, return of capital, voting or otherwise as the Company may from time to time by Special Resolution of the Extraordinary General Meeting determine.

9. Subject to the provisions of the Act, shares may be issued which are to be redeemed or are to be liable to be redeem at the opinion of the Company or the holder on such manner as may be provided by these Articles.

10. The special rights conferred upon the holders of any shares or class of shares issued with preferred or other special rights shall not (unless otherwise expressly provided by the conditions of issue of such shares) be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or subsequent thereto.

Authorised capital

11. The board of directors is authorised to increase the company’s capital on the dates and under the conditions laid down by the board, in one go or on several occasions, by an amount of twenty-seven million four hundred and thirty-nine thousand nine hundred ((pound) 27,439,900) British pounds, or by the equivalent of this amount in Belgian francs, converted on the basis of the exchange rate applied by the Belgian National Bank on the first of April nineteen hundred and ninety-eight.

This power is valid during a period of five years, starting on the first of April nineteen hundred and ninety-eight.

This five-year period is renewable. The increase of capital can be done by means of a subscription in cash, by means of a subscription in kind, within the legal limits, or by an incorporation of reserves, either available or not, or of share premium with or without issue of shares, either preference shares or not, with or without voting rights, with or without warrant. The board of directors can, in accordance with the law and in the interest of the company, restrict or cancel the preferential right, even in favour of one or several specific persons which are not staff members of the company or of its subsidiaries.

The board of directors can stipulate that, in case of issue of new shares, the existing shareholders are given a preferential right; in this case the subscription period must be ten days.

Shares

12. In addition to all other powers of paying commissions, the company (or the Directors on behalf of the Company) may exercise the powers conferred by the Act of applying shares or capital moneys in paying commissions to persons subscribing or procuring subscriptions for shares of the Company, or agreeing so to do, whether absolutely or conditionally. The Company (or the Directors on behalf of the Company) may also, on any issue of shares, pay such brokerage as may be lawful

13. No person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles otherwise provided or as by law required) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

14. Every person whose name is entered as a Shareholder in the Register of Shareholders shall be entitled without payment to one certificate for all his shares of each class, upon payment of such reasonable sum, as the Directors may from time to time determine, to several certificates, each for one or more shares. Provided that a Shareholder who has transferred some only of the shares comprised in a certificate shall be entitled without payment to a certificate for the balance of such shares. Every certificate shall be issued within two months after allotment or the lodgment with the Company of the transfer of the shares unless the conditions of issue of such shares otherwise provide and shall be under the Seal and shall specify the number and class and distinguishing numbers of the shares to which it relates and the amount paid up thereon. The Company shall not be bound to register more than four persons as the joint holders of any share (except in case of executors or trustees of a deceased Shareholder) and in the case of a share held jointly by several persons, the company shall not be bound to issue more than on certificate thereof, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

15. If a share certificate be worn out, defaced, lost or destroyed, it may be renewed free of charge and all such terms (if any) as to evidence and indemnity as the Directors think fit. In case of loss or destruction, the Shareholder to whom such renewed certificate is given shall also bear and pay to the Company all expenses incidental to the investigation by the Company of the evidence of such loss or destruction and to such indemnity.

16. The provisions of the last two foregoing Articles shall, with all necessary modifications and adaptations, apply to debentures and certificates of debenture stock as they apply to certificates of shares.

Lien

17. The Company shall have a first and paramount lien on every share (whether fully paid or not) for all moneys, whether recently payable or not, called or payable at a fixed time in respect of such share; and the Company shall also have a first and paramount lien on all shares standing registered in the name of a Shareholder (whether solely or jointly with others) for all the debts and liabilities of such Shareholder or his estate to the Company, and that whether the same shall have been incurred before or after notice to the Company of any equitable or other interest in any person other than such Shareholder and whether the period for payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder of the Company or not. The Company’s lien (if any) on a share shall extend to all dividends or other moneys payable on or in respect of the share. The Directors may resolve that any share shall for some specified period be exempt from the provisions of this Article. The pledging of its own shares by the company itself or by a person acting in his own name but for account of the company can only be carried out with observance of the procedure provided for by law.

18. The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable, any giving notice of intention to sell in default, shall have been served on the holder for the time being of the shares or the person entitled by reason of his death or bankruptcy.

19. The net proceeds of such sale, after payment of the costs of such sale, shall be applied in or towards payment of satisfaction of the debt or liability in respect whereof the lien exists,

so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

Call for payment of shares

20. The Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their shares (whether on account of the amount of the shares or by way of premium), provided that (except as otherwise fixed by the conditions of application or allotment) no call on any share shall be payable at less than fourteen days from the date fixed for the payment of the last preceding call, and each Shareholder shall (subject to being given at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on this shares. A call may be payable by installments. A call may be revoked or postponed as the Directors may determine. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

21. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

22. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

23. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum of the day appointed for payment thereof to the time of actual payment at the rate of 10 per cent per annum or at such less rate as the Directors may agree to accept, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

24. Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date, whether on account of the amount of the share or by way or premium, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date an which, by the terms of issue, the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise, shall apply as if such sum had become payable by virtue of a call duly made and notified.

25. The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the money unpaid upon the shares held by him beyond the sums actually called up thereon as a payment in advance of calls, and such payment in advance of calls shall extinguish, so far as the same shall extend, the liability upon the shares in respect of which is advanced, and upon the money so received, or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which it has been received, the Company may pay interest at such rate as the Shareholder paying such sum and the Directors agree upon.

Transfer of shares

26. All transfers of shares shall be effected by transfer in writing in the usual common form, but need not be under seal.

27. The instrument of transfer of a share shall be signed by or on behalf of both the transferor and the transferee provided that the Directors may dispense with the signing of the instrument of transfer by the transferee in any case in which they think fit in their discretion to do so. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Shareholders in respect thereof.

28. The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.

29. No fee shall be paid to the Company in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title of any shares.

30. All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Directors may decline to register shall (except in any case of fraud) be returned to the person depositing the same.

31. Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

Transmission of shares

32. In case of the death of a Shareholder, the survivors or survivor where the decreased was a joint holder, and the executors, administrators or heirs of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased joint holder from any liability in respect of any share jointly held by him.

33. Any person becoming entitled to a share in consequence of the death or bankruptcy of a Shareholder may, upon such evidence as to his title being produced as may from time to time be required by the Directors, and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof.

34. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered, he shall testify his election by executing to such person a transfer of such share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Shareholder had not occurred and the notice or transfer were a transfer signed by such Shareholder.

35. A person becoming entitled to a share in consequence of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not, before being registered as a Shareholder in respect of the shares, be entitled in respect of it to receive notice of or to attend or vote at meetings of the Company or to exercise any rights conferred by shareholdership in relation to meetings of the Company.

Forfeiture of shares

36. If a Shareholder fails to pay any call or installment of a call on the day appointed for payment thereof, the Directors may at any time thereafter, during such time as any part of such call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment.

37. The notice shall name a further day (not earlier than fourteen days from the date of service thereof) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time and at the place appointed the shares on which the call was made will be liable to be forfeited.

38. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect and such forfeiture shall include all dividends which shall have been declared on the forfeited shares and not actually paid before the forfeiture.

39. Subject to the provisions of the Act, a forfeited share shall become the property of the Company and may be sold, re-allotted or otherwise disposed of, either to the person who was before forfeiture the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit including the remission of the whole or any part of the interest made payable by the next succeeding article, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorize some person to transfer a forfeited share to any other person as aforesaid.

40. A Shareholder whose shares have been forfeited shall cease to be a Shareholder in respect to the forfeited shares, but shall notwithstanding the forfeiture remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares, with interest thereon at 10 per cent per annum from the date of forfeiture until payment, and the Directors may enforce payment without any allowance for the value of the shares at the time of forfeiture.

41. A statutory declaration in writing that the declarant is a Director or Secretary of the Company, and that the share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts herein stated as against all persons claiming to be entitled to the share, and such declaration and the receipt of the company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof, together with the certificate for the share delivered to a purchaser or allottee thereof, shall (subject to the execution of a transfer if the same be so required) constitute a good title to the share, and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.

Alterations of capital

42. In accordance with the Act, the Company may, by Special Resolution of the extraordinary General Meeting:

a) Increase its capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe.

b) Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares.

c) Cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

d) Sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights over, or any have such deferred rights, or to be subject to any such restrictions as compared with the others as the Company as power to attach to unissued or new shares.

e) Convert all or any of its paid-up shares into stock, any re-convert that stock into paid-up shares of any denomination.

f) Subject to the provisions of the Act, reduce its share capital and any capital redemption reserve to fund and any share premium account in any manner authorised.

43. Whenever on any consolidation of shares Shareholders shall be entitled to any fractions of shares, the Directors may sell the shares representing such fractions and shall distribute the net proceeds of sale thereof amongst the Shareholders entitled to such fractions in due proportions. For the purpose of giving effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof and the purchaser shall be registered as the holder of the shares comprised in any such transfer and shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

Purchase of own shares

44. Subject to the provisions of the Act, the Company may purchase its own shares (including any redeemable shares) and, for so long as it is a public limited company, make a payment in respect of the redemption or purchase of its own shares otherwise than out of distributable profits at the Company or the proceeds of a fresh issue of shares.

General meetings

45. The ordinary general meeting of shareholders, called the annual meeting, will be held each year on the last Friday of the month of March at noon at the company’s head office/office of actual management. If this day is a public holiday, the annual meeting will be held on Saturday.

46. All General Meetings, other than Annual General Meetings, shall be called Extraordinary General Meetings. The Directors may call an Extraordinary General Meeting whenever they think fit, and Extraordinary General meetings shall be convened on such requisition, or in default may be convened by such requisitionists, as provided by the Act.

Notice of general meetings

47. In the case of an Annual General Meeting or of a meeting for the passing of a Special Resolution twenty-one clear days’ notice at the least and in any other case fourteen clear days’ notice at the least specifying the place, the day and the hour of meeting, and in case of special business the general nature of such business (and in the case of an Annual Meeting specifying the meeting as such), shall be given in manner hereinafter mentioned to all Shareholders (other than those who under the provisions of these Articles or the conditions of issue of the shares held by them are not entitled to receive the notice) and to the Auditors for the time being of the Company.

48. A General Meeting shall, notwithstanding that it is called by shorter notice than that is specified in the last preceding Article, be deemed to have been duly called if it is so agreed by such number of Shareholders entitled or having a right to attend and vote thereat as it is prescribed by the Act.

49. In every notice calling a meeting of the Company there shall appear with reasonable prominence a statement that a Shareholder entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him and that a proxy need not also be a Shareholder.

50. It shall be the duty of the company, subject to the provisions of the Act, on the requisition in writing of such number of Shareholders as it is specified in the Act and (unless the Company otherwise resolves) at the expense of the requisitionists, to give to Shareholders entitled to receive notice of the next Annual General meeting notice of any resolution which may be properly be moved and is intended to be moved at that meeting and to circulate to shareholders entitled to have notice of any General Meeting sent to them any statement of not more than one thousand words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

51. The accidental omission to give notice to, or the non-receipt of notice by, any person entitled to receive notice, shall not invalidate the proceedings at any General Meeting.

Proceedings at general meetings

52. All business shall be deemed special that is transacted at an Extraordinary General Meeting, and also all business that is transacted at an Annual General Meeting, with the exception of declaring dividends, the consideration of the accounts and balance sheet and the ordinary reports of the Directors and Auditors and other documents required to be annexed to the balance sheet, the re-appointment of Directors and Auditors and the fixing of the remuneration of the Auditors.

53. Where by any provisions contained in the Act special notice is required of a resolution, there solution shall not be effective unless notice of the intention to move it has been given to the Company not less than twenty-eight days (or such shorter period as the Act permits) before the meeting at which it is moved, and the Company shall give to the Shareholders notice of any such resolution as required by and in accordance with the provisions of the Act.

54. No business shall be transacted at any General Meeting unless a quorum is present. Two persons, being either a Shareholder or a proxy for a Shareholder, and holding or representing nine-tenths in nominal amount of the shares in the Company entitling the holders to vote at the Meeting shall be a quorum for all purposes.

55. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of or by Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such other day and at such time and place as the Directors may determine, and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the meeting shall be dissolved.

56. The Chairman (if any) of the Board of Directors or in his absence the Deputy Chairman (if any) or, in the absence of both of them some other Director nominated by the Directors shall preside as chairman at every General Meeting of the Company, but if at any meeting neither the Chairman nor the Deputy Chairman nor such other Director be present within fifteen minutes after the time appointed for holding the meeting, or if none of them be willing to act as Chairman, the Directors present shall choose some Director present to be chairman, or if no Director be present, or if all the Directors present decline to take the chair, the Shareholders present shall choose some Shareholder present to be Chairman.

57. The Chairman may with the consent of any meeting at which a quorum is present (and shall it so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Whenever under the provisions of these Articles a meeting is adjourned for fourteen days or more, seven clear days’ notice at least, specifying the place, the date and the hour of the adjourned meeting, shall be given as in the case of the original meeting, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment.

58. At any General Meeting a resolution put to the vote of the meeting shall be decided subject to the provisions of Article 61.

59. A proxy appointed to attend and vote at a meeting instead of a Shareholder shall have the same right as a Shareholder to speak at the meeting.

60. If any votes shall be counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the same meeting, or at any adjournment thereof, and not in that case unless it shall in the opinion of the Chairman of the meeting be of sufficient magnitude to vitiate the result of the voting.

Votes of members

61. Subject to any special rights or restrictions as to voting attached to any shares by or in accordance with these Articles, every Shareholder who is present in person or by a representative or a proxy shall have one vote for every share.

62. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Shareholders in respect of the share.

63. A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver, curator bonis appointed by such court, and such committee receiver, curator bonis or other person may on vote by proxy, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which such person claims to vote.

64. No Shareholder shall, unless the Directors otherwise determine, be entitled to vote at any General Meeting, either personally or by proxy, or to exercise any privilege as a Shareholder unless all calls or other sums presently payable by him in respect of shares in the company have been paid.

65. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed a such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

66. The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorized in writing, or, if the appointer is a corporation, either under its common seal or under the hand of an officer or attorney so authorised.

67. Any person (whether a Shareholder of the Company or not) may be appointed to act as a proxy. A Shareholder may appoint more than one proxy to attend on the same occasion.

68. The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified or office copy of such power of authority, shall be deposited at the Office or at such other place as is specified in the notice of meeting or in the instrument of proxy issued by the Company not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument propose to vote or handed to the chairman of the meeting or adjourned meeting and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution, except at an adjourned meeting.

69. An instrument of proxy may be in any common form or in such other form as the directors shall approve. Instruments of proxy need not be witnessed.

70. The Directors may at the expense of the company send, by post or otherwise, to the shareholders instruments of proxy (with or without stamped envelopes for their return), for use at any General Meeting or at any meeting of any class of Shareholders of the Company.

71. Subject to the provisions of the Act, a vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

Corporations acting by representatives

72. Any corporation which is a Shareholder of the Company may, by resolution of its Directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company, or at any meeting of any class of Shareholders of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder of the Company.

Directors

73. Subject to the provisions of the Act and unless and until otherwise determined by the General Meeting by a simple majority, the Directors (other than alternate Directors) shall not be less than two nor more than ten in number.

74. A director shall not require a share qualification but nevertheless shall be entitled to attend and speak at any General Meeting of or any separate meeting of the holders of any class of shares in the Company.

75. The Directors shall be entitled to such remuneration as the Company in General Meeting may determine. The Directors’ remuneration shall be deemed to accrue de die in diem.

76. The directors shall also be entitled to be paid all travelling, hotel and incidental expenses properly incurred by them in or with a view to the performance of their duties or in attending meetings of the Directors or of committees of the Directors.

77. Any Directors who serves on any committee or who devotes special attention to the business of the company or who otherwise performs services which in the opinion of the director are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration in the form of a lump sum or by way of salary, percentage of profits or otherwise as the Directors may determine.

78. The office of a Director shall be vacated in any of the following events, namely:

a) If (not being a managing Director, Assistant Managing director or Executive Director, holding office as such for a fixed term) he resigns his office by notice in writing under his hand sent to or left at the Office.

b) If he becomes bankrupt or makes any arrangement or composition with his creditors generally.

c) If he becomes incapable by reason of illness or injury of managing and administering his property and affairs.

d) If he be absent from meetings of the directors for six successive Meetings without leave, and his alternate Director (if any) shall not during such period have attended in his stead, and the Directors resolve that his office be vacated.

e) If he ceases to be a director by virtue of or become prohibited from being a Director by reason of an order made under any of the provisions of the Act.

f) If a general meeting of shareholders decides to dismiss a director.

79. a) A director may hold any other office place of profit under the Company (other than the Office of Auditor) in conjunction with his office of Director, or may act in a professional capacity to the Company on such terms to tenure of office, remuneration and otherwise as the Directors may determine.

b) No Director or intending Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contact or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit released by any such contract holding that office, or of the fiduciary relation thereby established, but the nature of this interest must be declared by him at the meeting of the directors at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement, then at the next meeting of the Directors held after he became so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made, then at the first meeting of the directors held after he becomes so interested. Subject to his disclosing his interest a Director may vote in respect of any contract made by him with the Company or any contract or arrangement in which he is interested or upon any matter arising there out and he may be counted in a quorum present at any meeting at which such contract or arrangement is under consideration. A general notice in writing given to the Directors by any Director to the effect that he is a shareholder of any specified Company or firm, and is to be regarded as interested in any contract which may thereafter be made with that company or firm, shall (if such Director shall give the same at a meeting of the Directors or shall take reasonable steps to secure that the same is brought up and read at the next meeting of the directors after it is given) be deemed a sufficient declaration of interest in relation to any contracts so made.

80. Any Director may continue to be or become a Director, managing Director, manager or other officer or shareholder of any other company in which this Company may be interested, and no such Director shall be accountable for any remuneration or other benefits received by him as a director, managing director, manager or other officer or shareholder of any such other company. The Directors may exercise the voting power conferred by the shares in any other company held or owned by the Company, or exercisable by them as directors of such other company, in such manner and in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, managers or other officers of such company, or voting or providing for the payment of remuneration to the directors, managing directors, managers or other officers of such company), and any Director of the Company may vote in favour of the exercise of such voting rights in manner aforesaid, notwithstanding that he may be, or be about to be, appointed a director, managing director, manager or other officer of such other company, and as such is or may become interested in the exercise of such voting rights in manner aforesaid.

Powers of directors

81. The business of the Company shall be managed by the directors, who may pay all expenses incurred in getting up and registering the Company, and may exercise all such powers of the Company as are not by the Act or by these Articles required to be exercised by the Company in General Meeting, subject nevertheless to any regulations of these Articles, to the provisions of the Act, and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by the Company in General Meeting, but no regulation made by the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

82. The Directors may establish any committee, local boards or agencies for managing any of the affairs of the Company, and may appoint any person to be members of such local boards, or agencies and may fix their remuneration, and may delegate to any committee, local board, or agent any of the powers, authorities and discretions vested in the directors, with power to sub-delegate, and may authorize the shareholders of any local board, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

83. The Directors may from time to time, and at any time, by power of attorney under the Seal, appoint any company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not extending those vested in or exercisable by the directors under these articles) and for such period and subject to conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authority any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

84. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, and to issue debentures and other securities.

85. If any uncalled capital of the Company is included in or charged by any mortgage or other security, the Directors may delegate to the person in whose favour such mortgage or security is executed, or to any other person in trust for him, the power to make calls on the Shareholders in respect of such uncalled capital, and to sue in the name of the Company or otherwise for the recovery of moneys becoming due in respect of calls so made and to give valid receipts for such moneys, and the power so delegated shall subsist during the continuance of the mortgage or security, notwithstanding any change of Directors, and shall be assignable if expressed so to be.

86. All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for moneys paid to the company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

Managing and executive directors

87. The directors may from time to time appoint any one or more of their body to the office of Managing Director or Assistant Managing Director or Executive Director for such period but with a maximum of six years and on such terms as they think fit and subject to the provisions of any Contract between him and the Company may revoke such appointment. A Managing Director shall not while holding such office be subject to retirement under Article 91, but, subject as aforesaid, a Director appointed under this Article shall be subject to the same provisions as to resignation or removal as the other Directors and if his office as a Director shall be vacated from any cause he shall ipso facto and immediately cease to be a Managing Director or Assistant Managing Director or Executive Director.

88. A Director appointed to the office of Managing Director or Assistant Managing Director or Executive Director shall receive such remuneration (whether by way of salary, commission or participation in profits or otherwise) as the Directors may determine.

89. The Directors may entrust to and confer upon any Director appointed to the office of Managing Director or Assistant managing Director or Executive Director any of the powers exercisable by them as Directors, other than the power to make calls or forfeit shares, upon such terms and conditions and with such restrictions as they think fit, and either collaterally or to the exclusion of their own powers, and may from time to time revoke, withdraw or vary all or any of such powers.

The board of directors represents the company in all legal and other matters. Next to the general powers of representation of the board of directors as a whole, the company is validly represented towards third parties either by two directors acting together or by a director acting together with the secretary. Next to the general powers of representation of the board of directors as a whole, the company is validly represented by the managing director within the framework of the daily management. The company is also validly bound by its agents, if they act within the limits of their power.

Retirement of directors

90. No person may be appointed or re-appointed a Director of the Company if at the time of his appointment or re-appointment he shall have attained the age of seventy years, and the term of any Director who shall have attained such age while serving as a Director shall terminate as to the time of the first Annual General meeting of the Company following his seventieth birthday; provided the directors by resolution may waive such age limitation in any year and from year to year with respect to any Directors or Directors.

91. Subject to the provisions of Article 87, all the Directors for the time being shall retire from office at the Annual general Meeting in every year. A retiring Director shall be eligible for re-appointment.

92. The Company at the meeting at which a Director retires in manner aforesaid may fill up the vacated office by appointing a person thereto, and in default the retiring Director shall, if willing to act, be deemed to have been re-appointed, unless at such meeting it is expressly resolved not to fill the vacated office or a resolution for the re-appointment of such Director shall have been put to the meeting and lost.

93. No person other than a Director retiring at the meeting shall, unless recommended by the Directors for appointment, be eligible for the office of a Director at any General Meeting unless, not less than fourteen nor more than thirty-five clear days before the day appointed for the meeting there shall have been given to the Company notice in writing by some Shareholder duly qualified to be present and vote at the meeting for which such notice is given of his intention to propose such person for appointment, and also notice in writing signed by the person to be proposed of his willingness to be appointed.

94. The company may from time to time by ordinary Resolution increase or reduce the number of Directors, subject to the provisions of the Act.

95. The Directors shall have power at any time, and from time to time, to appoint any person to be a Director, either to fill a casual vacancy or as an additional Director, but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these Articles.

96. Subject to the provisions of the Act, the Company may, by Ordinary Resolution, remove any Director before the expiration of his period of office, and may, by an Ordinary Resolution, appoint another person in his stead. Nothing in this Article shall be taken as depriving any Director removed here under of compensation or damages payable to him in respect of the termination of his appointment as a Director or of any executive appointment ipso facto terminating with his appointment as a Director.

Alternate Directors

97. A Director may by writing under his hand appoint another Director to be his alternate. Every such alternate shall be entitled to receive notice of meetings of the directors and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the Director appointing him.

Every such alternate shall also be entitled in the absence of the director appointing him to sign on his behalf a resolution in writing of the directors. The remuneration (if any) of an alternate shall be payable out of the remuneration payable of the director appointing him, and shall consist of such portion of the last mentioned remuneration as shall be agreed between such alternate and the Director appointing him. A Director may be writing under his hand deposited at the Office of the Company at any time revoke the appointment of an alternate appointed by him and (subject to such approval as aforesaid) appoint another Director in his place. If a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine, provided that if any Director retires pursuant to Article 91 but is re-appointed by the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-appointment as if he had not so retired.

98. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be determined by a majority of votes. In case of equality of votes the Chairman shall have a second or casting vote. A Director who is an alternate Director shall be entitled to a separate vote on behalf of the Director he is representing and in addition to his own vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the directors. A Director who is absent from the meetings shall be sent a copy of the minutes of every meeting of the Directors held during his absence as aforesaid, whether or not he was represented by an alternate at such meeting.

99. The quorum necessary for the transaction of the business of the Directors may be fixed by the directors, and unless so fixed at any other number shall be two. For the purposes of this Article an alternate Director shall be counted in a quorum but so that not less than two individuals shall constitute the quorum.

100. The continuing Directors may act notwithstanding any vacancies in their body, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors may act for the purpose of filling up vacancies in their body or of summoning General meetings of the company, but not for any other purpose. If there be no Directors able or willing to act, then any two shareholders may summon a General Meeting for the purpose of appointing Directors.

101. The Directors may from time to time elect and remove a Chairman and a deputy Chairman and determine the period for which he is to hold office. The Chairman or in his absence the deputy Chairman shall preside at all meetings of the Directors, but if there be no Chairman or deputy Chairman or if at any meeting neither the chairman nor the deputy Chairman be present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

102. A resolution in writing signed by all the Directors shall be as effective as a resolution passed at a meeting of the Directors duly convened and held, and may consist of several documents in the like form each signed by one or more of the Directors.

103. A meeting of the Directors for the time being at which a quorum is present, shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

104. The directors may delegate any of their powers to committees, consisting of such members or member of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated, conform to any regulations that may be imposed on them by the Directors.

105. The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding article.

106. All acts done by any meeting of Directors, or of a committee of Directors, shall notwithstanding it be afterwards discovered that there was some defect in the appointment on any such Director, or that they or any of them were disqualified, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed, and was qualified and had continued to be a Director and had been entitled to vote.

Minutes

107. The Directors shall cause minutes to be made:

a) Of all appointments of officers made by the Directors.

b) Of the names of the Directors present at each meeting of Directors and of any committee of Directors.

c) Of all resolutions and proceedings at all meetings of the Company and of the Directors and of Committees of Directors.

Any such minute, if purporting to be signed by the Chairman of the meeting at which the proceedings were had, or by the chairman of the next succeeding meeting, shall be evidence of the proceedings.

Secretary

108. The Secretary is appointed by the Directors. Anything by the Articles of Association required or authorized to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any Assistant or Deputy Secretary or if there is no Assistant or Deputy capable of acting, by or to any officer of the company authorized generally or specially in that behalf by the Directors.

Provided that any provision on the Act or of these Articles requiring or authorizing a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

Register of Directors’ share and debenture holdings

109. The register of Director’s share and debenture holdings shall be kept at the Office and shall be open to the inspection of any Shareholder or holder of debentures of the Company or of any person acting on behalf of the Authorities between the hours of 10.00 a.m. and noon on each day during which the same is bound to be open for inspection pursuant to the Act. The said register shall also be produced at the commencement of each Annual General Meeting and shall remain open and accessible during the continuance of the meeting to any person attending the meeting.

The seal

110. The Directors shall provide for the safe custody of the Seal and the Seal shall never be used except by the authority of a resolution of the Directors. The Directors may from time to time make such regulations as they see fit (subject to the provisions of these Articles relating to the share certificates) determining the persons and the number of such persons in whose presence the Seal shall be used, and until otherwise so determined the Seal shall be affixed in the presence of one Director and the Secretary.

111. The Company may have an official seal for use abroad under the provisions of the Act where and as the Directors shall determine, and the Company may by writing under the Seal appoint any agent or committee abroad to be the duly authorized agent of the Company, for the purpose of affixing and using such official seal, and may impose such restrictions on the use thereof as shall be thought fit. Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such official seal as aforesaid.

Dividends

112. Subject to the provisions of the Articles of Association, the profits of the Company available for dividend and resolved to be distributed shall be applied in the payment of dividends to the Shareholders in accordance with their respective rights and priorities. The Company in General Meeting may declare dividends accordingly.

113. Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share. All dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, except that if any share is issued on terms providing that it shall rank for dividend as if paid up (in whole or in part) as from a particular date, such share shall rank for dividend accordingly.

114. The board of directors may, on its own responsibility, decide to distribute an interim dividend on the results of the current financial year. This distribution can only be made on the profits of the current financial year, decreased by the loss carried forward or increased by the profits carried forward, without withdrawing it from the reserves which are or must be built pursuant to any legal or statutory provision.

The board of directors lays down the amount of the interim dividend on the basis of a statement of assets and liabilities which is not older than two months. This statement of assets and liabilities must be verified by the company’s internal auditor, who will draw up a report which will be attached to the annual report of the board of directors.

The decision of the board of directors to distribute an interim dividend can not be taken later than two months after the day on which the statement of assets and liabilities was drawn up, and not earlier than six months after the closing of the previous financial year and after the annual account for that financial year was approved.

After the distribution of a first interim dividend, a decision to distribute another interim dividend cannot be taken earlier than three months after the first decision.

Each interim dividend the distribution of which is contrary to the applicable legal stipulations must be reimbursed by the shareholder who received it, if the company proves that the shareholder knew that the distribution in his favor was contrary to the legal provisions or that he could not have been unaware of this, given the circumstances.

115. The Directors may deduct from any dividend or other moneys payable to any Shareholder on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

116. All unclaimed dividends or other moneys payable on or in respect of a share may be invested or otherwise made use of by the Directors for the benefit of the company until claimed. But so that any such dividend or other moneys unclaimed after a period of twelve years from the date of declaration (in case of a dividend) or the date when the same fell due (in case of such other moneys) shall be forfeited and shall revert to the Company. No dividends shall bear interest as against the Company.

117. Any dividend or other moneys payable on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Shareholder or person entitled thereto, and in the case of joint holders to any one of such joint holders, or such person and such address as the holder or joint holders may direct. Every cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders may direct, and payment of the cheque or warrant, if purporting to be duly endorsed, or where unendorsed appearing to have been duly paid by the banker on whom it is drawn, shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

118. If several persons are registered as joint holders of any share, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

119. A General Meeting declaring a dividend may direct payment of such dividend wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and the Directors shall give effect to such resolution and where any difficulties arises in regard to the distribution they may settle the same as they think expedient and in particular may issue fractional certificates, and may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments shall be made to any Shareholders upon the footing of the value so fixed, in order to adjust the rights of the Shareholders, and may vest any specific assets in trustees upon trust for the persons entitled to the dividend as may seem expedient to the Directors, and generally may make such arrangements for the allotment, acceptance and sale of such specific assets or fractional certificates, or any part thereof, and otherwise as they think fit.

Reserves

120. The general Meeting may, before recommending any dividend, whether preferential or otherwise, carry to reserve out of the profits of the Company (including any premiums received upon the issue of debentures or other securities of the Company) such sums as they think proper as a reserve or reserves which shall, at the discretion of the Director, be capable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company or of its holding company (if any), as the directors may from time to time think fit. The General Meeting may also without placing the same to reserve carry forward any profits which they think prudent not to divide.

Capitalisation of profits

121. The Directors may with the authority of an Ordinary Resolution of the Company:

a) subject as hereinafter provided, resolve to capitalize any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company’s share premium account or capital redemption reserve;

b) appropriate the sum resolved to be capitalized to the Shareholders who would have been entitled to it if it were distributed by way of dividend and in the same proportion and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those Shareholders, or as they may direct, in those proportions, or partly in one way and partly in the other: but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this regulation, only be applied in paying up unissued shares to be allotted to Shareholders credited as fully paid.

c) make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this regulation in fractions; and

d) authorise any person to enter on behalf of all members concerned into an agreement with the Company for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalization, any agreement made under such authority being binding on all such Shareholders.

Accounts

122. The financial year of the company begins on the first of January and ends on the thirty-first of December of each year.

The Directors shall cause to be kept proper accounts with respect to;

a) All sums of money received and expended by the Company and the matters in respect of which such receipt and expenditure take place; and

b) All sales and purchases of goods by the Company; and

c) The assets and liabilities of the Company.

123. The books of account shall be kept at the Office, and shall always be open to inspection by the Directors. No member (other than an Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors or by the Company in General Meeting.

124. The Directors shall from time to time, in accordance with the provisions of the Act, cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are specified in the Act.

125. The Auditors’ report shall be read before the Company in General Meeting and shall be open to inspection as required by the Act.

126. A copy of the Directors’ and Auditors’ reports accompanied by copies of the balance sheet, profit and loss account and other documents required by the Act to be annexed to the balance sheet shall, not less than twenty-one days previously to the Annual General Meeting, be delivered or sent by post to the registered address of every Shareholder and holder of debentures of the Company and to the Auditors.

127. Every account of the Directors when audited and approved by an Annual General Meeting shall be conclusive except as regards any error discovered therein within three months next after the approval thereof. Whenever such an error is discovered within that period, the account shall forthwith be corrected and thereupon shall be conclusive.

Audit

128. Once at least in every year in which the Company is incorporated the accounts of the company shall be examined and the correctness of the balance sheet, profit and loss account and group accounts (if any) ascertained by an Auditor or Auditors.

129. Auditors shall be appointed and their duties, powers, rights and remuneration regulated in accordance with the provisions of the Act.

Notices

130. Any notice to be given to or by any person pursuant to the Articles shall be in writing except that a notice calling a meeting of the Directors need not be in writing.

131. The Company may give any notice to a Shareholder either personally or by sending it by post in a prepaid envelope addressed to the Shareholder at his registered address or by leaving it at that address. In case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the Register of Shareholders in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

132. Any member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting, and, where requisite, of the purposes for which such meeting was convened.

133. Any notice or other document, if served by post, shall be deemed to have been served at the time when the letter containing the same is posted, and in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted. A notice to be given by advertisement shall be deemed to have been served before noon on the day on which the advertisement appears.

134. Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in pursuance of these Articles shall, notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company have notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such member as sole or joint holder, unless his name shall at the time of the service of the notice or document have been removed from the Register of Shareholders as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

Winding up

135. Except in case of a dissolution ordered by court, the company can only be dissolved by means of a resolution of the shareholders, adopted at a general meeting, in compliance with the legal regulations.

If no liquidators are appointed, the directors in office will automatically be appointed liquidators. The general meeting of shareholders can appoint or dismiss one or several liquidators by simple majority of votes. The general meeting determines the powers of the liquidators, their remuneration and the liquidation method. The appointment of liquidators puts an end to the powers of the directors.

Except in case of a merger, and after settlement of all debts, the company’s net assets will be used as follows:

•	by preference for the reimbursement of the shares in proportion to the share of the capital they represent, and after deduction of the part of the shares that has remained unpaid;

•	the remainder will be distributed equally among all shares.

Indemnity

136. Every Director, Officer or Auditor of the Company shall be indemnified out of the. assets of the Company against all losses or liabilities which he may sustain or incur or in about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under the provision of the act in which relief is granted to him by the court, and no Director or other Officer or Auditor shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by the provisions of the Act.